Exhibit 99.1

Intellinetics, Inc. Reports First Quarter Results

Revenues Increase 117%; Earnings per share of $0.27

COLUMBUS, OH – (May 17, 2021) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three months ended March 31, 2021.

2021 First Quarter Financial Highlights

●	Total Revenue increased 117% from the same period in 2020.
●	Software as a Service Revenue increased 43% from the same period in 2020.
●	Net Income of $842,772, compared to Net Loss of $646,211 from the same period in 2020.
●	Adjusted EBITDA of $356,165, compared to $7,785 from the same period in 2020.

Summary – 2021 First quarter Results

Revenues for the three months ended March 31, 2021 were $2,635,219 as compared with $1,213,664 for the same period in 2020. The increase in our professional services and storage and retrieval revenues is primarily due to the inclusion of a full quarter of revenues from our subsidiary acquired in 2020, Graphic Sciences, Inc., compared to the same quarter in 2020 that only included one month of acquisition revenues. Intellinetics reported a net income of $842,772 for the three months ended March 31, 2021 compared to a net loss of $646,211 for the same period in 2020. The improved net income was the result of improved operating results, no significant transaction costs in 2021, and a gain on extinguishment of debt of $845,083 from the full forgiveness of our PPP loan. Net income per basic and diluted share was $0.30 and $0.27, respectively, for the three months ended March 31, 2021. Net loss per basic and diluted share was ($0.54) for the three months ended March 31, 2020.

2021 Other Highlights

●	Invested in new warehouse to support growth of our storage and retrieval services, which increases box storage capacity more than 120%.
●	Signed a new three-year, revenue favorable agreement with our second-largest customer.
●	Expanded K-12 footprint closing 20 new districts in the quarter, taking us to over 230 school districts at the time of this release.

James F. DeSocio, President & CEO of Intellinetics, stated, “Our employees continue to impress me with their focus. We have just celebrated the anniversaries our two 2020 acquisitions and I am pleased to say that the integrations have exceeded our expectations and our timeline. In all my career, these are two of the smoothest acquisitions in which I have been involved. The efforts are reflected in the results of our net income and cash flow, where our ‘net cash provided by operating activities’ improved significantly from Q1 2020 to $326,869 for the quarter.

“Similarly, we are making investments in our sales and marketing teams to enhance our ability to capture more of the market. We aligned the sales and marketing teams over the past two quarters, and we are cross selling our solutions and applications into our new and existing customer base. This is the synergy we strove for when we acquired the two companies. We’ve launched tactically focused email and telephone campaigns in the first quarter, and I am excited to see what our organization can deliver. All eyes are all forward on growing the business.

“We continue to expect, for this fiscal year, to build on the positive Adjusted EBITDA of 2020 and to drive revenue growth.”

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. Through its Image Technology Group and production scanning department, hundreds of millions of images have been converted from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Its operations in Madison Heights, Michigan, also provides its clients with long-term paper and microfilm storage and retrieval options. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including 2021 revenues and future revenue streams from new and existing customers, 2021 Adjusted EBITDA, future cash flow and other synergies associated with our 2020 acquisitions of Graphic Sciences and CEO Imaging and the success of our integration efforts, our other product and service offerings and marketing initiatives mentioned in this release, and in any other industry, market, initiative, service or innovation; cross-selling opportunities for Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and significant transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended March 31,
	2021	2020
Net loss - GAAP	$842,772	($646,211)
Interest expense, net	113,044	290,430
Income tax benefit, net	-	(188,300)
Depreciation and amortization	94,884	28,091
Stock-based compensation	80,598	69,073
Stock and warrant issue expense	-	377,761
Significant transaction costs	-	364,367
Change in fair value of earnout liabilities	69,950	-
Gain on extinguishment of debt	(845,083)	(287,426)
Adjusted EBITDA	$356,165	($7,785)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020

Revenues:
Sale of software	$9,594	$94,100
Software as a service	323,726	225,994
Software maintenance services	340,446	261,243
Professional services	1,652,463	560,029
Storage and retrieval services	308,990	72,298
Total revenues	2,635,219	1,213,664

Cost of revenues:
Sale of software	4,237	38,302
Software as a service	76,340	72,515
Software maintenance services	24,388	46,516
Professional services	834,238	272,505
Storage and retrieval services	91,112	17,701
Total cost of revenues	1,030,315	447,539

Gross profit	1,604,904	766,125

Operating expenses:
General and administrative	1,039,026	865,085
Change in fair value of earnout liabilities	69,950	-
Significant transaction costs	-	460,767
Sales and marketing	290,311	243,689
Depreciation and amortization	94,884	28,091

Total operating expenses	1,494,171	1,597,632

Income/loss from operations	110,733	(831,507)

Other income (expense)
Gain on extinguishment of debt	845,083	287,426
Interest expense, net	(113,044)	(290,430)

Total other income/expense	732,039	(3,004)

Income/loss before income taxes	842,772	(834,511)

Income tax benefit	-	188,300

Net income/loss	$842,772	$(646,211)

Basic net income (loss) per share:	$0.30	$(0.54)
Diluted net income (loss) per share:	$0.27	$(0.54)

Weighted average number of common shares outstanding - basic	2,822,665	1,185,846
Weighted average number of common shares outstanding - diluted	3,106,885	1,185,846

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(unaudited)
	March 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash	$2,003,052	$1,907,882
Accounts receivable, net	1,055,023	792,380
Accounts receivable, unbilled	346,151	523,522
Parts and supplies, net	75,877	79,784
Prepaid expenses and other current assets	231,475	162,166
Total current assets	3,711,578	3,465,734

Property and equipment, net	889,686	698,752
Right of use assets	2,511,445	2,641,005
Intangible assets, net	1,130,852	1,184,971
Goodwill	2,322,887	2,322,887
Other assets	27,284	31,284
Total assets	$10,593,732	$10,344,633

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$240,236	$141,823
Accrued compensation	391,310	271,889
Accrued expenses, other	141,748	131,685
Lease liabilities - current	489,105	518,531
Deferred revenues	945,812	996,131
Deferred compensation	100,828	100,828
Earnout liabilities - current	947,472	877,522
Accrued interest payable - current	-	5,941
Notes payable - current	-	580,638
Total current liabilities	3,256,511	3,624,988

Long-term liabilities:
Notes payable - net of current portion	1,596,723	1,802,184
Lease liabilities - net of current portion	2,096,618	2,196,951
Earnout liabilities - net of current portion	1,566,478	1,566,478
Total long-term liabilities	5,259,819	5,565,613
Total liabilities	8,516,330	9,190,601

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,823,072 and 2,810,865 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2,823	2,811
Additional paid-in capital	24,228,074	24,147,488
Accumulated deficit	(22,153,495)	(22,996,267)
Total stockholders’ equity	2,077,402	1,154,032
Total liabilities and stockholders’ equity	$10,593,732	$10,344,633

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2021	2020

Cash flows from operating activities:
Net income/loss	$842,772	$(646,211)
Adjustments to reconcile net income/loss to net cash used in operating activities:
Depreciation and amortization	94,884	28,091
Bad debt expense	(2,634)	23,287
Parts and supplies reserve change	4,500	1,500
Amortization of deferred financing costs	25,935	39,287
Amortization of beneficial conversion option	-	11,786
Amortization of debt discount	26,666	8,889
Amortization of right of use asset	129,560	45,197
Stock issued for services	57,500	57,500
Stock options compensation	23,098	11,573
Note conversion stock issue expense	-	141,000
Warrant issue expense	-	236,761
Interest on converted debt	-	176,105
Amortization of original issue discount on notes	-	16,864
Gain on extinguishment of debt	(845,083)	(287,426)
Change in fair value of earnout liabilities	69,950	-
Changes in operating assets and liabilities:
Accounts receivable	(260,009)	294,853
Accounts receivable, unbilled	177,371	8,423
Parts and supplies	(593)	(11,506)
Prepaid expenses and other current assets	(65,309)	(82,390)
Accounts payable and accrued expenses	227,897	(90,718)
Lease liabilities, current and long-term	(129,759)	(43,908)
Deferred compensation	-	(13,046)
Accrued interest, current and long-term	442	20,000
Deferred revenues	(50,319)	(89,862)
Total adjustments	(515,903)	502,260
Net cash provided by/(used in) operating activities	326,869	(143,951)

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	-	(3,888,984)
Purchases of property and equipment	(231,699)	(7,742)
Net cash used in investing activities	(231,699)	(3,896,726)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	3,167,500
Offering costs paid on issuance of common stock	-	(307,867)
Payment of deferred financing costs	-	(175,924)
Proceeds from notes payable	-	2,000,000
Net cash provided by financing activities	-	4,683,709

Net increase in cash	95,170	643,032
Cash - beginning of period	1,907,882	404,165
Cash - end of period	$2,003,052	$1,047,197

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$60,000	$2,154
Cash paid during the period for income taxes	$913	$-

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$796,074
Accrued interest notes payable related parties converted to equity	-	238,883
Discount on notes payable for beneficial conversion feature	-	320,000
Discount on notes payable for warrants	-	135,292
Notes payable converted to equity	-	3,421,063
Notes payable converted to equity - related parties	-	1,465,515

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Cash	$-	$17,269
Accounts receivable	-	1,071,770
Accounts receivable, unbilled	-	266,403
Parts and supplies	-	101,016
Prepaid expenses	-	73,116
Other current assets	-	5,954
Right of use assets	-	2,885,618
Property and equipment	-	732,372
Intangible assets	-	1,230,000
Accounts payable	-	(129,622)
Accrued expenses	-	(155,949)
Lease liabilities	-	(2,947,684)
Federal and state taxes payable	-	(168,900)
Deferred revenues	-	(39,186)
Deferred tax liabilities, net	-	(149,900)
Net assets acquired in acquisition	-	2,792,277
Total goodwill acquired in acquisition	-	1,800,176
Total purchase price of acquisition	-	4,592,453
Purchase price of business acquisition financed with earnout liability	-	(686,200)
Cash used in business acquisition	$-	$3,906,253